United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 29, 2026

Date of Report (Date of earliest event reported)

SINO GREEN LAND CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53208	54-0484915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 3 & 5, Jalan Hi Tech 7/7, Kawasan Perindustrian Hi Tech 7, 43500 Semenyih, Selangor, Malaysia
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: +603 8727 8732

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	SGLA	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, Sino Green Land Corporation (the “Company”) entered into (i) a Stock Purchase Agreement with certain shareholders of Xing Da Plastics Sdn. Bhd. regarding the sale and purchase of the shares of Xing Da Plastics Sdn. Bhd. and (ii) a Stock Purchase Agreement with certain shareholders of Invent Fortune Sdn. Bhd. (the “Invent Fortune SPA”) regarding the sale and purchase of the shares of Invent Fortune Sdn. Bhd.

On September 29, 2026, the Company completed the closing contemplated by the Xing Da SPA and acquired 60% of Xing Da’s issued and outstanding capital stock. As consideration, the Company issued an aggregate of 4,800,000 shares of its common stock, par value $0.60 per share, to the Xing Da Sellers.

On September 29, 2026, the Company completed the closing contemplated by the Invent Fortune SPA and acquired all Invent Fortune’s issued and outstanding capital stock. As consideration, the Company issued an aggregate of 36,527,833.33 shares of its common stock, par value $0.60 per share, to the Invent Fortune Sellers.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of common stock issued to the Xing Da Sellers and the Invent Fortune Sellers were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2026

SINO GREEN LAND CORPORATION

By:	/s/ Wong Ching Wing
Name:	Wong Ching Wing
Title:	Chief Executive Officer